Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Prestige Consumer Healthcare, Inc. of our report dated May 8, 2020 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Prestige Consumer Healthcare, Inc.'s Annual Report on Form 10-K for the year ended March 31, 2020.

/s/ PricewaterhouseCoopers LLP

Stamford, Connecticut

August 4, 2020